1 EXHIBIT 10.4 IREN Limited Form of Restricted Stock Unit Award Agreement (Co-CEOs) This Restricted Stock Unit Award Agreement (“Agreement”) is entered into by and between IREN Limited (the “Company”) and the participant whose name appears below (the “Participant”), in order to set forth the terms and conditions of Restricted Stock Units (the “RSUs”) hereby granted to the Participant under the IREN Limited 2025 Omnibus Incentive Plan (the “Plan”), which such RSUs shall consist of RSUs that vest solely based on the Participant’s continued employment with the Group over the vesting period (the “TRSUs”). This Agreement includes the terms and conditions of the RSU grant attached hereto. Participant’s Name: “Date of Grant”: Award Type Number of RSUs Percentage of RSUs “Vesting Schedule” TRSUs [•]% 1 July 2027 TRSUs [•]% 1 July 2028 TRSUs [•]% 1 July 2029 TRSUs [•]% 1 July 2030 For two years commencing on the applicable Vesting Schedule dates above (the “Restriction Period”), the following restrictions apply: a) the Participant must not offer, sell, pledge, assign or otherwise transfer any shares that may be issued upon settlement in accordance with this Agreement during the Restriction Period; or b) if the Board determines, in its sole discretion, under section 9(f) of the Plan, that settlement is to occur in cash, then the Company shall not pay (or set aside) such settlement proceeds until the conclusion of the Restriction Period; at which time it shall be paid. Where applicable, the Company shall procure the application of appropriate restrictive legends on any shares issued upon settlement of Vested RSUs by the Company’s transfer agent, Computershare Trust Company, N.A., so that the Participant cannot offer, sell, pledge, assign or otherwise transfer such shares during the Restriction Period.

2 Final vesting of any RSUs is subject to satisfactory performance of the individual throughout the entire vesting period, as determined by the Company in its sole discretion. Regardless of continuous employment, the final number of RSUs to vest may be adjusted downwards at the Board’s sole discretion. Subject to this Agreement, the terms of the Plan and the terms and conditions of the addendum/addenda applicable to the Participant (the “Addendum”), which are incorporated herein by reference, the Company hereby grants to the Participant, on the Date of Grant, the number of TRSUs with the Vesting Schedule as set forth above. Capitalized terms used but not otherwise defined herein or in the attached Terms and Conditions shall have the meanings ascribed to such terms in the Plan or Addendum, as applicable. To the extent of any inconsistency, the Addendum will prevail over any other provision of this Agreement. If the Participant works and/or resides in the United States or is a United States taxpayer (regardless of work location or residence), the terms of the Addendum for Participants in the United States shall control in the event of any inconsistency with the terms of any other Addendum applicable to the Participant. IN WITNESS WHEREOF, the Company has duly executed and delivered this Agreement as of the Date of Grant. IREN LIMITED PARTICIPANT By: Name: Name: Title: Date: Date: By: Name: Title: Date: PLEASE RETURN ONE SIGNED COPY OF THIS AGREEMENT TO THE FOLLOWING ADDRESS BY [•]: ltip@iren.com Attn: Chief Legal Officer

3 IREN LIMITED Terms and Conditions of RSU Grant Section 1. GRANT OF RSUs. The RSUs have been granted to the Participant as an incentive for the Participant to continue to provide services to the Group, including any member of the Group employing the Participant (the “Employer”), and to align the Participant’s interests with those of the Company. Each RSU corresponds to one Share and constitutes a contingent and unsecured promise by the Company to deliver one Share on the settlement date, as set forth in Section 4. Section 2. VESTING; TERMINATION OF SERVICE. a) The RSUs shall vest in accordance with the Vesting Schedule, subject to the Participant’s continuous service with the Group through each applicable vesting date. b) Notwithstanding the foregoing, unless determined otherwise by the Board in its sole discretion: (i) if the Participant experiences a Termination of Service for Cause (as defined below) or without Cause or if the Participant tenders notice of their resignation (provided that resignation shall not include retirement) before the RSUs vest, in each case other than with respect to the Specified Cessation Events (as defined below), all of the Participant’s unvested RSUs will be forfeited; and (ii) if the Participant experiences a Termination of Service for any other reason (including due to retirement, redundancy, death or total and permanent disability or termination by mutual agreement (the “Specified Cessation Events”)) before the Participant’s RSUs vest, the Participant’s RSUs will continue to vest in accordance with the Vesting Schedule as though the Participant had remained employed with the Group through the end of the vesting period. Section 3. FORFEITURE. The RSUs are subject to the terms of the Company’s Restatement Clawback Policy and any other clawback policy, in each case as is in effect at the time that such Awards are made, and by accepting the RSUs, the Participant acknowledges that the RSUs are subject to such Restatement Clawback Policy. The RSUs shall also be subject to clawback or forfeiture to the extent required by any applicable laws or stock exchange listing rules as in effect from time to time. Section 4. SETTLEMENT. Except as otherwise set forth in the Plan (or, solely with respect to Participants whose RSUs are exercisable, the applicable Addendum), vested RSUs will be settled in Shares, and the Participant shall receive the number of Shares that corresponds to the number of RSUs that have become vested as of the applicable vesting date (or, for Australian Participants or Canadian Participants (each as defined below), exercise date), which Shares shall be delivered on or as soon as practicable following the applicable vesting or exercise date, as applicable, as determined in the Board’s sole discretion. The Company will not be obligated to deliver any

4 Shares until (a) all Award conditions have been met or removed to the Board’s satisfaction; (b) as determined by the Board in its sole discretion, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or listing rules and regulations or accounting or tax rules and regulations; and (c) the Participant has executed and delivered to the Company such representations or agreements as the Board deems necessary or appropriate, in its sole discretion, to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Board determines, in its sole discretion, is necessary to the lawful issuance, offer or sale of any Shares, will relieve the Company of any liability for failing to issue such Shares as to which such requisite authority has not been obtained. Notwithstanding anything to the contrary in this Agreement, if the Board determines in its sole discretion that, for regulatory reasons, it is administratively impractical to settle the vested RSUs in Shares, the vested RSUs may instead be settled in cash. Section 5. CORPORATE TRANSACTIONS. Unless the Board determines otherwise in its sole discretion, in the event of a Change in Control, any unvested TRSUs as of the date of such Change in Control shall vest in full (and shall not be prorated). Section 6. DIVIDEND EQUIVALENT PAYMENTS. Upon settlement of vested RSUs, the Participant is entitled to receive a dividend equivalent payment (“Dividend Equivalents”) in respect of any dividends paid by the Company since the Date of Grant and only in relation to the vested RSUs that are settled (and not for all granted RSUs). For the avoidance of doubt, Dividend Equivalents are in all cases subject to the same vesting conditions as the Award. Any Dividend Equivalents paid to the Participant may be in cash or provided as additional fully paid Shares in the Company (in which case, the number of Shares will be determined by dividing the Dividend Equivalent value by the twenty (20)-day volume-weighted average trading price of a Share as of the date of settlement), as determined by the Board in its sole discretion.

5 Section 7. TAX AND WITHHOLDING. a) Withholding. Pursuant to rules and procedures that the Company or the Employer establishes, federal, state, local or foreign income or other tax or other withholding obligations (the “Tax Obligations”) arising upon settlement of the vested RSUs or delivery of Dividend Equivalents may be satisfied, in the Board’s full and sole discretion, by having the Company or the Employer withhold Shares, by having the Participant tender Shares or by having the Company or the Employer withhold cash if the Company provides for a cash withholding option, in each case in an amount sufficient to satisfy the tax or other withholding obligations. Shares withheld or tendered will be valued using the Fair Market Value of the Shares on the date the vested RSUs are settled. The Participant acknowledges that, if he or she is subject to taxes in more than one jurisdiction, the Company or the Employer may be required to withhold or account for taxes in more than one jurisdiction. b) Tax Withholding and Default Sell-to-Cover Method of Tax Withholding. Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax Obligations. Subject to Section 7(c), the Tax Obligations which the Company determines must be withheld with respect to this Award (“Tax Withholding Obligation”) will be satisfied with consideration received under a formal, broker-assisted cashless program adopted by the Company in connection with the Plan pursuant to this authorization (the “Sell-to-Cover Method”). In addition to Shares sold to satisfy the Tax Withholding Obligation, additional Shares will be sold to satisfy any associated broker or other fees. Only whole Shares will be sold through the Sell-to-Cover Method to satisfy any Tax Withholding Obligation and any associated broker or other fees. Any proceeds from the sale of Shares in excess of the Tax Withholding Obligation and any associated broker or other fees generated through the Sell-to-Cover Method will be paid to the Participant in accordance with procedures the Company may specify from time to time. By accepting this Award, the Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligation (and any associated broker or other fees) through the Sell-to-Cover Method. c) Board Discretion. Notwithstanding the foregoing Section 7(a) and Section 7(b), if the Board determines, in its sole discretion, that it is in the best interests of the Company for the Participant to satisfy the Participant’s Tax Withholding Obligation by a method other than through the default Sell-to-Cover Method described in Section 7(b), it may permit or require the Participant to satisfy the Participant’s Tax Withholding Obligation, in whole or in part (without limitation), if permissible by applicable laws, with (i) cash, (ii) check designated, (iii) withholding from the Participant's wages or other cash compensation paid to the Participant by the Company and/or the Employer, (iv) withholding in Shares otherwise issuable upon vesting of the RSUs or (v) any other method approved in the sole discretion of the Board. Depending on the withholding method, the Company and/or the Employer may withhold or account for the Tax Withholding Obligation by considering minimum statutory withholding rates or other withholding rates, including maximum applicable rates in the Participant’s jurisdiction, in which case the Participant may receive a refund of any over-withheld amount in cash and will

6 have no entitlement to the equivalent in Shares. If the Tax Withholding Obligation is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the RSUs, notwithstanding that a number of Shares are held back solely for the purpose of satisfying the Tax Withholding Obligation. Section 8. NO RIGHTS AS SHAREHOLDER. Unless otherwise determined by the Board in its sole discretion, the Participant will not have any rights as a shareholder in the Shares corresponding to the RSUs (including voting or dividend rights) prior to settlement of the vested RSUs. Section 9. COMPLIANCE WITH LAW. Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of Shares issued upon settlement of the vested RSUs (whether directly or indirectly, whether or not for value and whether or not voluntary) must be made in compliance with the Company’s Insider Trading Compliance Policy and any applicable constitution, rule, regulation or policy of any of the exchanges, associations or other institutions with which the Company has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body. Section 10. CERTAIN DEFINITIONS. As used in this Agreement, the following term shall have the meaning set forth below: a) “Cause” is as defined in the Addendum, or if not so defined, means the Participant’s (i) indictment for, conviction of, or a plea of guilty or no contest to, any indictable criminal offence or any other criminal offence involving fraud, misappropriation or moral turpitude, (ii) wilful and continued failure to perform the Participant’s duties to the Group or to follow the lawful direction of the Board (for any reason other than illness or physical or mental incapacity), (iii) a material breach of a fiduciary duty owed to any member of the Group, (iv) theft, fraud, dishonesty, intentional misrepresentation or illegality with regard to any member of the Group or in connection with the Participant’s duties to the Group, (v) material violation of any member of the Group’s written code of conduct and (vi) act of gross negligence or wilful misconduct that relates to the affairs of the Group. Section 11. MISCELLANEOUS. a) No Advice Regarding Grant of RSUs. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or acquisition or sale of the underlying Shares issued pursuant to the Award. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan or the RSUs. b) Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (i) salary, normal salary or other ordinary compensation, (ii) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any

7 bonus, severance benefit, pension, retirement, termination or dismissal indemnity, retirement indemnity or other benefit arrangement of the Company or (iii) any calculation of base pay or regular pay for any purpose. c) Plan to Govern. This Agreement and the rights of the Participant hereunder are subject to all of the terms and conditions of the Plan as the same may be amended from time to time, as well as to such rules and regulations as the Board may adopt for the administration of the Plan; provided that, to the extent that this Agreement and the Addendum applicable to an individual Participant conflict, the Addendum shall prevail. d) Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. e) Entire Agreement. This Agreement, the Plan and the Addendum contain all of the understandings between the Company and the Participant concerning the RSUs granted hereunder and supersede all prior agreements and understandings concerning the RSUs granted hereunder. Without limiting the foregoing, by accepting this award of RSUs, the Participant agrees and understands that this award represents the entirety of the Participant's annual long-term incentive plan award for the fiscal year during which the RSUs are granted, and the calculation of the number of RSUs set forth hereunder is final, binding and conclusive. f) Data Privacy. The acceptance of the RSUs constitutes the Participant’s authorization of the release from time to time by the Group or third-party service providers such as brokers, registrars, administrators or trustees (together, the “Relevant Companies”) of any and all personal or professional data that is necessary or desirable for the administration of the RSUs and/or the Plan (the “Relevant Information”). Without limiting the above, this authorization permits the Group to collect, process, register and transfer to the Relevant Companies all Relevant Information (including any professional and personal data that may be useful or necessary for the purposes of the administration of the RSUs and/or the Plan and/or to implement or structure any further grants of equity awards (if any)). The acceptance of the RSUs also constitutes the Participant’s authorization of the transfer of the Relevant Information to any jurisdiction which the Group or any Relevant Company considers appropriate. The Participant shall have access to, and the right to change, the Relevant Information, which will only be used in accordance with applicable law.

8 Addendum For Participants in Australia Capitalized terms used but not defined in this Addendum shall have the same meanings assigned to them in the Plan or Agreement, as applicable. (a) General This Addendum includes additional terms and conditions that govern the RSUs, the Agreement and the Plan if the Participant receives the offer in Australia, works and/or resides in Australia or is an Australian taxpayer (regardless of work location or residence) (“Australian Participants”). The terms and conditions set forth in this Addendum apply to such Australian Participants and, as indicated in this Addendum, certain terms and conditions of the Agreement, the terms and conditions outlined in the Agreement, and the Plan will not apply to Australian Participants and this Addendum will apply instead. In the case of any conflict or inconsistency between the terms of the Agreement, the terms and conditions of the RSUs, or the Plan and the terms of this Addendum with respect to Australian Participants, the terms of this Addendum will prevail. The information contained herein is general in nature and may not apply to the Australian Participant’s particular situation. As a result, the Group is not in a position to assure the Australian Participant of any particular result. Accordingly, the Australian Participant is strongly advised to seek appropriate professional advice as to how the relevant laws may apply to the Australian Participant’s individual situation. This Agreement, if received in Australia, is made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth) (“Corporations Act”). The Agreement, if received in Australia, is only made to employees of the Company and its related bodies corporate (as that term is defined in the Corporations Act). References in the Agreement and the Plan to “Affiliates” of the Company should be read as references to related bodies corporate of the Company (as that term is defined in the Corporations Act). (b) Exercise and Vesting For a period of fifteen (15) years from the Date of Grant, the Australian Participant may elect to exercise their vested RSUs at any time in accordance with the terms of the Plan (such date being the "Exercise Date") by giving the Company a notice in a form approved in writing by the Company from time to time. No exercise price is payable by the Australian Participant. The Board may direct that an Australian Participant exercise their vested RSUs at any time in the Board's sole discretion. The Australian Participant must comply with such a direction as soon as reasonably practicable and failure to comply by the Exercise Date specified by the Board will amount to a material breach of the Australian Participant's obligations for the purposes of Section 18 of the Plan (Cancellation or “Clawback” of Awards). For each vested RSU exercised by the Australian Participant, the Company shall issue one Share (or cash equivalent, in the Board's sole discretion).

9 Upon exercise of the vested RSUs under the Plan, subject to the Australian Participant's satisfaction of any tax obligations associated with the vested RSUs and any other conditions imposed by the Board in their sole discretion, the Company shall settle such vested RSUs ( and which shall, where relevant, be subject to the Restriction Period as set out above) as soon as practicable and in any event no more than thirty (30) days after the Exercise Date. On the fifteen (15)-year anniversary of the Date of Grant of each RSU, the RSUs (whether vested or unvested) shall be automatically forfeited (or otherwise dealt with by the Board in its sole discretion) in accordance with the Plan. Notwithstanding anything to the contrary in the Agreement, following the termination of an Australian Participant’s continued employment for any reason, the Company may, upon written notice to the Australian Participant delivered not more than 30 days after the termination date (the “Involuntary Exercise Notice”), require the Australian Participant to exercise any vested RSUs which were unexercised as of the termination date, within 30 days of receipt of the Exercise Notice (“Involuntary Exercise Date”). If the Company delivers an Involuntary Exercise Notice to an Australian Participant, any vested RSUs that are not exercised as of the Involuntary Exercise Date will be forfeited, and the Australian Participant will have no further right, title or interest in such vested RSUs. (c) Definition of Cause An Australian Participant will be terminated “for cause”, where the Company determines that their employment with the Group is terminated because they: • acted fraudulently or dishonestly; • engaged in serious or willful misconduct; • are seriously negligent in the performance of their duties; • committed a serious breach of their employment contract; • committed an act, whether at work or otherwise, which could reasonably be regarded to have brought the Group company into disrepute; or • are convicted of an offence punishable by imprisonment. (d) Australian Participants By accepting the issue of RSUs under the Plan, each Australian Participant will be deemed to have acknowledged that: (i) They have read all of the documentation contained in the Plan and they agree to be bound by and comply with the terms of issue of the RSUs and the Plan.

10 (ii) All other terms and conditions of their employment remain those as stated in their employment agreement or service agreement (as applicable), and the rights offered to them under the Plan are limited to those expressly set out in the Plan. (iii) As a consequence of their participation in the Plan, the Group shall hold personal information about the Australian Participant and the Australian Participant consents to the Group collecting, using and disclosing this personal information for the purposes of administering the Plan. Some personal information is collected pursuant to applicable laws, including the Corporations Act, the Income Tax Assessment Act 1997 (Cth) and the Taxation Administration Act 1953 (Cth). Limited information about shareholders may be made available to members of the public on request. (iv) Where the Group is unable to collect the Australian Participant’s personal information, this may impact their ability to provide and administer the Plan for the Australian Participant. (v) The Group and the applicable registry, administrator and trustee may collect and use for the purposes of the Plan, the Australian Participant’s tax file number or relevant exemption from quoting a tax file number as provided by the Australian Participant previously for the purposes of their employment. Where a tax file number or exemption has not been provided, withholding tax may be deducted from payments to the Australian Participant at the highest marginal tax rate plus Medicare levy. (vi) Where any member of the Group discloses personal information to third parties (as described further in the Plan) which are located outside Australia (including in the US and Canada), the Group will not be accountable for the third parties under Australian privacy law, and the Australian Participant may not be able to seek redress under Australian privacy law. (vii) They have read the Plan and the Company’s privacy policy, which include further information about how the Group collects, uses, discloses and otherwise manages personal information. The Australian Participant’s acceptance of the RSUs and participation in the Plan are voluntary and are not conditions of continued service. The Australian Participant has not been induced to participate in the Plan by expectation of service or continued service with the Company. The Australian Participant is under no obligation to participate in the Plan or to accept any RSUs under the Plan. (viii) By accepting the RSUs, the Australian Participant further waives any eligibility to receive damages or payment in lieu of any forfeited Award, Shares issued pursuant to the Award, or any consideration in respect of the Award that would have vested, been exercised or accrued during any notice of termination period. There is no promise of a particular monetary value associated with the vesting of any RSUs.

11 By accepting the RSUs, the Australian Participant acknowledges having received and read the Plan and this Agreement and agrees to all of the terms and conditions set forth in these documents including, without limitation, those terms, conditions and definitions of the Plan related to Eligibility and Forfeiture. In the event that the Australian Participant does not return a signed copy of this Agreement to the Company by the date set forth in the Agreement, the Company may revoke this Agreement and the Award will be forfeited. The Australian Participant accepts the grant set out in this Agreement, together with all relevant terms and conditions, and acknowledges that they have received a copy of the Plan.